CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-73186) of Anchor Financial Corporation of our report dated February 12, 1998, except as to
Note 2 which is as of August 31, 1998, relating to the consolidated financial statements of Anchor Financial Corporation appearing on page 1 of this Current Report on Form 8-K.



PricewaterhouseCoopers LLP

Columbia, South Carolina
January 27, 1999

                           CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-73186) of Anchor Financial Corporation of our report dated January 31, 1998, relating to the consolidated financial statements of ComSouth Bankshares Inc.
appearing on page 2 of this Current Report on Form 8-K. The consolidated financial statements of ComSouth Bankshares Inc. are not separately presented on the Form 8-K.


J.W. Hunt and Company, LLP
Columbia, South Carolina
January 27, 1999

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-73186) of Anchor Financial Corporation of our report dated March 9, 1998, relating to the consolidated financial statements of M&M Financial Corporation appearing on page 3 of this Current Report on Form 8-K. The consolidated financial statements of M&M Financial Corporation are not separately presented in the Form 8-K.


Tourville, Simpson & Henderson, LLP
Columbia, South Carolina
January 27, 1999